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                                                                   EXHIBIT 23.2

                      YOUNG, CONAWAY, STARGATT & TAYLOR
                                Eleventh Floor
                             Rodney Square North
                                 P.O. Box 391
                       Wilmington, Delaware 19899-0391

                                (302) 571-6620



                                                              November 13, 1996

Greenwood Trust Company
12 Read's Way
New Castle, Delaware 19720

        Re:     Discover Card Master Trust I

Ladies and Gentlemen:

        We hereby consent to the filing of our opinion as an Exhibit to the Registration Statement on Form S-3 of Greenwood Trust Company on or about November 13, 1996 and to the references to our firm in the prospectus included therein under the captions "The Seller -- Insolvency-Related Matters" and "Legal Matters."

                                        Very truly yours,

                                        YOUNG, CONAWAY, STARGATT & TAYLOR

                                        By: /s/ Edward B. Maxwell, 2nd
                                            -------------------------------
                                                Edward B. Maxwell, 2nd